PREFERRED STOCKHOLDER AGREEMENT
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     PREFERRED STOCKHOLDER AGREEMENT (this "Agreement"), dated as of September
                                            ---------
4, 2003, by and among chinadotcom corporation, a company organized under the laws of the Cayman Islands ("Parent"), Ross Systems, Inc., a Delaware
                             ------
corporation (the "Company"), and Benjamin W. Griffith, III ("Preferred
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Stockholder").
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                                    RECITALS
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     Concurrently herewith, Parent, CDC Software Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and the
                                                    ----------
Company are entering into an Agreement and Plan of Merger as of the date hereof (the "Merger Agreement"; capitalized terms used but not defined herein shall
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have the meanings set forth in the Merger Agreement), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company (the "Merger"), and each outstanding share of common stock, par value $.001 per share, of the Company (the "Common Stock") will be
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converted into the right to receive the Merger Consideration.

     As of the date hereof, Preferred Stockholder beneficially owns 500,000 Preferred Shares (the "Owned Preferred Shares" and, together with any Preferred
                       ----------------------
Shares acquired by Preferred Stockholder prior to the termination of this Agreement, the "Covered Preferred Shares"), and 127,500 shares of Common Stock
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(the "Owned Common Shares"). An additional 25,000 shares of Common Stock (the
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"Trust Shares") are held by the Griffith Family Charitable Foundation, Inc. The
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Owned Preferred Shares are convertible into 500,000 shares of Common Stock (the
Common Stock into which the Owned Preferred Shares are convertible, together with the Owned Common Shares, the Trust Shares and any shares of Common Stock acquired by Preferred Stockholder after the date hereof and prior to the termination hereof, whether upon conversion of other convertible securities or otherwise, collectively, referred to herein as the "Covered Shares", and the Covered Shares and the Covered Preferred Shares collectively referred to as the
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"Securities").
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     As a condition to their willingness to enter into the Merger Agreement,
Parent and Merger Sub have required that Preferred Stockholder agree, and Preferred Stockholder has agreed, to enter into this Agreement.


                                    AGREEMENT
                                    ---------

     To implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

     1.   Agreement to Convert and Vote; Proxy.
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          1.1 Delivery of Documents. Preferred Stockholder hereby agrees to
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     deliver to the Company, immediately prior to the Effective Time, (a) any and all stock certificates representing the Covered Preferred Shares, and

     (b) a validly executed notice of conversion, substantially in the form attached hereto as Exhibit A, requesting the conversion of the Covered
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     Preferred Shares into Common Stock (the "Conversion").
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     1.2 Conversion. In accordance with Section 5 of the Certificate of
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Designations, the Company shall cause the Conversion to be effective immediately prior to the Effective Time; provided, however, that if the Merger Agreement is
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terminated prior to the Effective Time in accordance with its terms, then, as promptly as reasonably practicable after such termination, but in no event later than five Business Days following such termination, the Company shall issue to Preferred Stockholder a certificate or certificates representing the Covered Preferred Shares without giving effect to the Conversion.

     1.3 Voting. Except as set forth in Section 7.2 hereof, Preferred
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Stockholder hereby agrees that, prior to any termination of this Agreement, at any meeting of the stockholders of the Company, however called, Preferred Stockholder shall (a) vote (or cause to be voted) the Covered Preferred Shares and any Covered Shares in favor of the Merger and any other matter necessary for consummation of the Transactions, and (b) vote (or cause to be voted) the Covered Preferred Shares and any Covered Shares against any proposal for any recapitalization, reorganization, liquidation, merger, sale of assets or other business combination between the Company and any other Person (other than the Merger).

     1.4 Proxy. Preferred Stockholder hereby grants to Parent a proxy to vote
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the Covered Preferred Shares and any Covered Shares as indicated in Section 1.3 above. Preferred Stockholder intends this proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by him with respect to the Covered Preferred Shares or any Covered Shares.

     1.5 Except as set forth in Section 1.3 hereof, Preferred Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company. In addition, nothing in this Agreement shall give Parent or Merger Sub the right to vote any Covered Preferred Shares or any Covered Shares in connection with the election of directors.

     2. Expiration. This Agreement shall terminate on the Expiration Date. As
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used herein, the term "Expiration Date" means the first to occur of (a) the
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Effective Time, (b) termination of the Merger Agreement in accordance with its terms, (c) March 1, 2004, (d) written notice of termination of this Agreement by Parent to Stockholder, or (e) the withdrawal or adverse modification by the Board of its approval or recommendation of the Merger or the Merger Agreement.

     3.   Representations and Warranties.
          -------------------------------

          3.1 Representations and Warranties of Parent. Parent hereby represents and warrants to Preferred Stockholder as follows:

     (a) Due Authorization. The execution and delivery of this Agreement and the
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consummation of the transactions contemplated hereby have been duly and validly

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

authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

          (b) No Conflicts. Except for the applicable requirements of the
              -------------
Exchange Act (i) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign governmental authority is necessary on the part of Parent for the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby nor compliance by Parent with any of the provisions hereof shall (A) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws (or similar documents) of Parent, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Parent is a party or by which it or any of its properties or assets may be bound or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its properties or assets, except in the case of (B) or (C) for violations, breaches or defaults which would not in the aggregate materially impair the ability of Parent to perform its obligations hereunder.

          (c) Valid Existence. Parent is a corporation duly organized and
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validly existing under the laws of the Cayman Islands and has all requisite corporate power and authority to execute and deliver this Agreement.

          3.2 Representations and Warranties of Preferred Stockholder. Preferred
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Stockholder hereby represents and warrants to Parent and Merger Sub as follows:

          (a) Ownership of Securities. As of the date hereof, (i) the Owned
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Preferred Shares and the Owned Common Shares constitute all of the Securities owned of record or beneficially by Preferred Stockholder, and (ii) Preferred Stockholder has sole voting power and sole power of disposition with respect to all such Owned Preferred Shares and Owned Common Shares, with no restrictions, subject to applicable federal securities laws, on Preferred Stockholder's rights of disposition pertaining thereto (other than as created by this Agreement, the Merger Agreement, or the Certificate of Designations).

          (b) Power; Binding Agreement. This Agreement has been duly and validly
              -------------------------
authorized, executed and delivered by Preferred Stockholder and constitutes a valid and binding agreement of Preferred Stockholder, enforceable against Preferred Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditor's rights generally and (ii) is subject to general principles of equity.

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


          (c) No Conflicts. To the knowledge of Preferred Stockholder, except
              -------------
for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign governmental authority on the part of Preferred Stockholder is necessary for the execution and delivery of this Agreement by Preferred Stockholder and the consummation by Preferred Stockholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by Preferred Stockholder nor the consummation by Preferred Stockholder of the transactions contemplated hereby nor compliance by Preferred Stockholder with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Preferred Stockholder is a party or by which it or any of its properties or assets may be bound or (B) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Preferred Stockholder or any of its properties or assets, except in the case of (A) or (B) for violations, breaches or defaults which would not in the aggregate materially impair the ability of Preferred Stockholder to perform his obligations hereunder.

          (d) Accredited Investor. Preferred Stockholder is an "accredited
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investor" (as defined under the Securities Act) and a sophisticated investor, is capable of evaluating the merits and risks of its investments and has the capacity to protect its own interests.


          4. Certain Covenants of Preferred Stockholder. Except in accordance
             ------------------------------------------
with the terms of this Agreement, Preferred Stockholder hereby covenants and agrees as follows:

          4.1 No Solicitation. Prior to any termination of this Agreement,
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subject to Section 7.2 hereof, Preferred Stockholder shall not, directly or indirectly, solicit (including by way of furnishing information) any inquiries or the making of any proposal by any Person or entity (other than Parent or any affiliate of Parent) which constitutes, or would lead to, any Acquisition Proposal. If Preferred Stockholder receives an inquiry or proposal with respect to the sale of Securities, then Preferred Stockholder shall promptly inform Parent of the terms and conditions, if any, of such inquiry or proposal and the identity of the Person making it. Preferred Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any of the foregoing.

          4.2 Restriction on Transfer, Proxies and Non-Interference. Except as
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set forth in Section 7.2 hereof, Preferred Stockholder hereby agrees, while this
Agreement is in effect, and except as contemplated hereby, not to (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Securities; (b) grant any proxies, deposit any Securities into a voting trust or

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


enter into a voting agreement with respect to any Securities; or (c) knowingly take any action that would make any representation or warranty of Preferred Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Preferred Stockholder from performing its obligations under this Agreement.

          5. Further Assurances. From time to time, at the other party's request
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and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

          6. Stop Transfer Order. In furtherance of this Agreement, concurrently
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herewith, Preferred Stockholder shall and hereby does authorize the Company's counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Securities (and that this Agreement places limits on the voting and transfer of such Securities).

          7. Miscellaneous.
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          7.1 Entire Agreement; Assignment. This Agreement (a) constitutes the
              ----------------------------
entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise, provided that Parent may assign its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

          7.2 Permitted Transfers. Notwithstanding anything in this Agreement to
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the contrary, Preferred Stockholder may transfer any or all of the Securities, in accordance with provisions of applicable Law, to Preferred Stockholder's spouse, ancestors, descendants or any trust for any of their benefits or to a charitable trust; provided, however, that, prior to and as a condition to the effectiveness of such transfer, each Person to which any of such Securities or any interest in any of such Securities is or may be transferred shall have executed and delivered to Parent and Merger Sub a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement, and shall have agreed in writing with Parent and Merger Sub to hold such Securities or interest in such Securities subject to all of the terms and provisions of this Agreement.

          7.3 Amendments. This Agreement may not be modified, amended, altered
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or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

          7.4 Notices. All notices, requests, claims, demands and other
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communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telecopy or mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as United Parcel Service, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

                  If to Preferred Stockholder:

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                  Copy to:




                  If to Parent:
                           chinadotcom corporation
                           34/F Citicorp Centre
                           18 Whitfield Road
                           Causeway Bay
                           Hong Kong
                           Telecopier No:  011-852-2237-7227
                           Attention:  General Counsel

                  Copy to:
                           Milbank, Tweed, Hadley & McCloy LLP
                           1 Chase Manhattan Plaza
                           New York, NY 10005
                           Telecopier No:  (212) 530-5219
                           Attention:  Mark L. Weissler

                  If to the Company:
                           Ross Systems, Inc.
                           Two Concourse Parkway
                           Suite 800
                           Atlanta, Georgia 30328
                           Telecopier No:  (770) 351-9506
                           Attention:  Robert B. Webster



                  Copy to:
                           King & Spalding LLP
                           191 Peachtree Street
                           Atlanta, Georgia 30303
                           Telecopier No:  (404) 572-5100
                           Attention:  William Roche, Esq.

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

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


          7.5 Governing Law. This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          7.6 Specific Performance. Each of the parties hereto recognizes and
              --------------------
acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          7.7 Counterparts. This Agreement may be executed in two or more
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counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

          7.8 Descriptive Headings. The descriptive headings used herein are
              ---------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          7.9 Severability. Whenever possible, each provision or portion of any
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provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          7.10 Non-survival of Representations and Warranties. The respective
              -----------------------------------------------
representations and warranties of Preferred Stockholder and Parent contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

          7.11 No Control. Nothing contained in this Agreement shall give Parent
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or Merger Sub the right to control or direct the Company or the Company's operations.

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



     IN WITNESS WHEREOF, Parent, the Company and Preferred Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                            CHINADOTCOM CORPORATION


                                            By: /s/ Daniel Widdicombe
                                               ---------------------------------
                                            Name:  Daniel Widdicombe
                                            Title: Chief Financial Officer



                                            ROSS SYSTEMS, INC.


                                            By:/s/ J. Patrick Tinley
                                               ---------------------------------
                                               Name:  J. Patrick Tinley
                                               Title: Chief Executive Officer





                                            /s/ Benjamin W. Griffith, III
                                            ------------------------------------
                                            Benjamin W. Griffith, III